UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2020

INNOCAP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-153035	01–0721929
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

154-09 146th Ave, Jamaica, NY 11434
(Address of principal executive offices) (zip code)

(718) 978-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[   ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01 Entry Into A Material Definitive Agreement

On November 12, 2020, InnoCap, Inc., a Nevada corporation (the “Innocap” or the “Company”), entered into Amendment Number 1 to Promissory Note (the “Amendment”), with Unique Logistics Holdings Limited, a Hong Kong company (the “Holder”), pursuant to which the Company and the Holder agreed to amend that certain promissory note in the principal aggregate amount of $5,000,000 issued to the Holder on May 29, 2020 (the “Original Note”), in order to (i) extend the original maturity date of Note from November 25, 2020 to May 18, 2021 (the “Amended Maturity Date”); (ii) commencing on December 18, 2020,  make monthly principal payments of $833,333.33 (each, a “Monthly Payment”) to the Holder in repayment of the Original Note; (iii) commencing November 25, 2020, change the interest of the Original Note to a rate of one-half percent (0.5%) per month, calculated on a monthly basis, due and payable with each Monthly Payment (the “Interest Payment”); and (iv) the Company shall have the right to prepay the outstanding balance of the Original Note, in whole or in part, without penalty.  The Original Note was issued by Unique Logistics Holdings, Inc., and assumed by Innocap upon the merger completed on October 8, 2020.

Pursuant to the Amendment, upon the earlier of (a) a default on the Monthly Payment or Interest Payment due or, (b) in the event that any outstanding balance of the Original Note remains outstanding as of May 31, 2021, the Holder, at its option, may convert the principal and interest then outstanding into an amount of shares of common stock of the Company equal to .2125% of the then outstanding common stock of the Company on a fully diluted basis for every $25,000 of the outstanding principal balance plus accrued but unpaid interest of the Note on the date of such conversion, provided, however, in no event shall the Holder be permitted to convert the Note in if such conversion would provide the Holder more than 34% of the Company's issued and outstanding common stock in the aggregate, including all prior conversions of the Original Note.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Amendment, and such descriptions are qualified in their entirety by reference to the full text of the Amendment, which will be filed as an exhibit no later than with the Company’s next Quarterly Report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOCAP, INC.

Date: November 17, 2020	By:	/s/Sunandan Ray
	Name:	Sunandan Ray
	Title:	Chief Executive Officer